EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

American Software Reports Preliminary Third Quarter
of Fiscal Year 2010 Results

Company achieves 36th consecutive quarter of profitability,
Net Earnings increase 138%

ATLANTA (March 3, 2010) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the third quarter of fiscal year 2010, achieving 36 consecutive quarters of profitability and 26 consecutive quarters of dividend distributions to shareholders.

GAAP net earnings for the quarter ended January 31, 2010 were $1.8 million or $0.07 per fully diluted share, an increase of 138% over the third quarter of fiscal 2009. Adjusted net earnings for the quarter ended January 31, 2010, were $2.0 million or $0.08 per fully diluted share, a 99% increase compared to $1.0 million or $0.04 per fully diluted share for the same period last year.  In both periods, adjusted net earnings excluded stock-based compensation expenses and amortization of acquisition-related intangibles.  Total revenues for the quarter ended January 31, 2010 were $19.8 million, a decrease of 1% from the third quarter of fiscal 2009. Software license fees for the quarter ended January 31, 2010 were $4.6 million, a decrease of 3% from the third quarter of fiscal 2009.  Services and other revenues for the quarter ended January 31, 2010 were basically unchanged from the third quarter of fiscal 2009 at approximately $8.4 million. Maintenance revenues for the quarter ended January 31, 2010 were $6.9 million, a decrease of 1% from the third quarter of fiscal 2009. Operating earnings for the quarter ended January 31, 2010 were $2.8 million, an increase of 30% from the third quarter of fiscal 2009.

GAAP net earnings were approximately $4.4 million or $0.17 per fully diluted share for the nine months ended January 31, 2010, a 136% increase compared to $1.9 million or $0.07 per fully diluted share for the same period last year.  Adjusted net earnings year to date as of January 31, 2010, which excludes stock-based compensation expenses, amortization of acquisition-related intangibles, stock-based compensation related to the Logility tender offer and expenses related to the Logility tender offer, were $5.6 million or $0.22 per fully diluted share, compared to $2.4 million or $0.09 per fully diluted share for the same period last year, which excluded stock-based compensation expenses and amortization of acquisition-related intangibles. Total revenues for the nine months ended January 31, 2010 were $56.4 million, a decrease of 5% from the comparable period last year.  Software license fees for the nine-month period were $12.3 million, representing a 9% increase compared to the same period last year. Services and other revenues were $23.4 million, a 12% decrease compared to the same period last year.  Maintenance revenues were $20.6 million, a 2% decrease from the same period last year.  For the nine months ended January 31, 2010, the Company reported operating earnings of approximately $6.0 million, a 10% increase from the same period last year.

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American Software Third Quarter of Fiscal Year 2010 Results	Page 2

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $53.8 million as of January 31, 2010. This is approximately a $17.3 million decrease when compared to April 30, 2009 and was primarily due to the payment of $12.8 million for the shares of Logility not owned by American Software plus other expenses associated with the Logility tender offer and payment of approximately $6.8 million in dividends year to date. During the third quarter, the Company repurchased 40,400 shares of its common stock for approximately $248,000 under its authorized stock repurchase program.

“The Company delivered its 36th consecutive quarter of profitability and increased net earnings by 138% over the same period last year,” stated James C. Edenfield, president and CEO of American Software. “Despite the general market conditions and global economic uncertainty that are impacting capital expenditures, we added 22 new companies to our global customer roster and signed license agreements with customers in 9 countries during the quarter,” continued Edenfield. “Our focus is on helping companies leverage their supply chains to create operational, market and brand advantages that drive results in both good and challenging economic environments.”

 “Our sustained profitability has continued to allow the Company to provide a tangible benefit to our shareholders with a quarterly dividend as well as a share repurchase program,” stated Edenfield. “On February 16, 2010 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on May 28, 2010 to shareholders of record at the close of business on May 14, 2010. This will mark our 27th consecutive quarter of dividend distributions to shareholders.”

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American Software Third Quarter of Fiscal Year 2010 Results	Page 3

Additional highlights for the third quarter of fiscal year 2010 include:
Customers:

•
Notable new and existing customers placing orders with the Company in the third quarter include: a.b.m. Canada, Clif Bar & Company, Color Image Apparel, Entergy Service, Evergreen Packaging, FMC Corporation, Handgards, L’Koral, Mohawk Carpet, Nice-Pak Products, PT Linc Logistics, Shiseido Americas, Sportscraft, Summer Infant, Terex Telelect, and Thomas Built Buses.

•
During the quarter, software license agreements were signed with customers located in 9  countries including: Australia, Belgium, Cameroon, Canada, China, Ireland, Indonesia, the United Kingdom and the United States, as well as the commonwealth of Puerto Rico.

•
Logility, a wholly-owned subsidiary of the Company, was featured along with Electrolux Home Care Products North America in a Jan. 21 CSCMP (Council of Supply Chain Management Professionals) webcast focused on building trust in the supply chain. Speakers discussed how to build trust in your supply chain solution to help you improve operations, measure and track performance, gain better visibility and become a more profitable business.

•
Demand Management Inc., a wholly-owned subsidiary of Logility, announced that Certified Transmission, a leading remanufacturer of automotive transmissions, selected Demand Solutions Advanced Planning and Scheduling to increase profits through optimization of Certified Transmission’s production scheduling.

•
NGC® (New Generation Computing®), a wholly-owned subsidiary of the Company, spoke on the NRF Big Ideas Sessions, "Retail 2010 IT Forecast," sponsored by ARTS (the Association for Retail Technology Standards). In addition to NGC, the illustrious panel included executives from ARTS, RIS News, IHL Group, BJ's Wholesale Club, Burlington Coat Factory. NGC contributed key perspectives on product lifecycle management (PLM), global sourcing and CPSIA software priorities for retailers, brand owners and consumer products companies.

•
NGC announced that Stony Apparel, a branded and private label manufacturer of girls and junior apparel for some of the nation's largest retailers, is implementing NGC's Global Enterprise software suite, including e-PLM® for product lifecycle management, e-SPS® for global sourcing & visibility, and RedHorse® ERP for EDI, customer order processing, inventory management, shipping and financial accounting.  With NGC, Stony Apparel selected a comprehensive solution to support critical business processes including design, customer service, production and shipping for the hundreds of styles produced each month. Stony Apparel quickly realized benefits in the early stages of the solution rollout including the ability to meet a complex EDI requirement from a Tier 1 retailer.

Products and Technology:

•
Food Logistics magazine recognized both Logility and Demand Management, Inc. as Top 100 Technology Providers.  Logility Voyager Solutions was recognized for the sixth consecutive year based on the solutions’ strong fit and proven success in the food and beverage industry which have earned the company recognition as a premier technology provider each year since the award’s inception.  Demand Solutions was recognized for the second time as a Top 100 Technology Provider. Food Logistics is the only publication exclusively dedicated to the grocery and foodservice distribution supply chain. Each year the editorial staff of Food Logistics selects the top 100 technology and solution providers that help grocery and foodservice distributors and manufacturers reach their business goals.

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American Software Third Quarter of Fiscal Year 2010 Results	Page 4

•
NGC introduced ARMS (Analytics and Report Management Software), an easy-to-use decision support and information management tool that brings new power to custom reporting, data mining and analytics for NGC's e-PLM, e-SPS, RedHorse and other global enterprise software solutions. ARMS simplifies and centralizes access to the vast amounts of information contained in NGC software solutions. Custom reports and analytic templates that would otherwise take hours to structure can be created and shared in minutes to deliver powerful business insight while saving time and money.

•
NGC joined the Association for Retail Technology Standards (ARTS) committee to develop retail PLM standards. ARTS is the division of the National Retail Federation (NRF) that is dedicated to creating open technology standards through collaboration between retailers and technology vendors. As a member of the PLM committee, NGC will work alongside retailers and technology vendors to develop an XML scheme representation for the product development lifecycle. When completed, the ARTS PLM standards will help drive more efficient product development lifecycles, improve communications between retailers and their trading partners, and improve data management. The scope of work includes product quality and testing; product construction; merchandise calendars and hierarchy; color and material management; and labeling, packaging and handling.

About American Software, Inc.

Atlanta-based American Software provides demand-driven supply chain management and enterprise software solutions backed by more than 40 years of industry experience that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of supply chain management solutions for companies of all sizes. Logility Voyager Solutions™ is a comprehensive suite which includes supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); inventory and supply optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Logility and Demand Management proudly serve customers such as Arch Chemicals, Avery Dennison Corporation, BP (British Petroleum), McCain Foods, Pernod Ricard, Sigma Aldrich, and VF Corp. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, provides PLM, Global Sourcing and ERP solutions to the fashion, apparel, footwear, and retail industries. NGC’s global customers include A|X Armani Exchange, Carter’s, Maggy London, Hugo Boss, Dick’s Sporting Goods, Parigi Group, and Tristan America. For more information on American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties.  There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein.  These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues.  For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2009 and other reports and documents subsequently filed with the Securities and Exchange Commission.  For more information, contact:  Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax:  (404) 237-8868.

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American Software Third Quarter of Fiscal Year 2010 Results	Page 5

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and NGC and New Generation Computing are registered trademarks and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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American Software Second Quarter of Fiscal 2010 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
			Pct			Pct
	2010	2009	Chg.	2010	2009	Chg.
Revenues:
License	$4,602	$4,722	(3)%	$12,325	$11,258	9%
Services & other	8,349	8,386	0%	23,445	26,729	(12)%
Maintenance	6,879	6,932	(1)%	20,613	21,099	(2)%
Total Revenues	19,830	20,040	(1)%	56,383	59,086	(5)%

Cost of Revenues:
License	934	1,064	(12)%	2,737	3,870	(29)%
Services & other	6,193	5,925	5%	16,499	18,223	(9)%
Maintenance	1,630	1,778	(8)%	5,180	5,400	(4)%
Total Cost of Revenues	8,757	8,767	0%	24,416	27,493	(11)%
Gross Margin	11,073	11,273	(2)%	31,967	31,593	1%

Operating expenses:
Research and development	2,209	2,247	(2)%	6,746	6,941	(3)%
Less: capitalized development	(602)	(482)	25%	(1,767)	(1,505)	17%
Sales and marketing	3,653	3,829	(5)%	11,182	11,097	1%
General and administrative	2,954	3,203	(8)%	9,650	9,077	6%
Provision/(Recovery) of doubtful accounts	(3)	255	(101)%	(301)	309	nm
Amortization of acquisition-related intangibles	87	87	0%	262	262	0%
Stock option compensation charge related to the Logility tender offer	-	-	nm	230	-	nm

Total Operating Expenses	8,298	9,139	(9)%	26,002	26,181	(1)%
Operating Earnings	2,775	2,134	30%	5,965	5,412	10%
Interest Income (Expense) & Other, Net	243	(195)	nm	1,262	(1,518)	nm
Earnings Before Income Taxes and Noncontrolling Interest	3,018	1,939	56%	7,227	3,894	86%
Income Tax Expense	1,177	952	24%	2,762	1,552	78%
Net Earnings	$1,841	$987	87%	$4,465	$2,342	91%
Noncontrolling Interest Expense	-	212	nm	90	487	(82)%
Net Earnings attributable to American Software, Inc.	$1,841	$775	138%	$4,375	$1,855	136%
Earnings per common share: (1)
Basic	$0.07	$0.03	133%	$0.17	$0.07	143%
Diluted	$0.07	$0.03	133%	$0.17	$0.07	143%

Weighted average number of common shares outstanding:
Basic	25,321	25,279		25,316	25,343
Diluted	25,947	25,599		25,881	25,791

Reconciliation of Adjusted Net Earnings:
Net Earnings	$1,841	$775		$4,375	$1,855
Amortization of acquisition-related intangibles (2)	53	71		162	157
Stock-based compensation (2)	126	167		372	373
Stock option compensation charge related to the Logility tender offer (2)	-	-		141	-
Expenses related to the Logility tender offer (3)	-	-		543	-
Adjusted Net Earnings	$2,020	$1,013	99%	$5,593	$2,385	135%

Adjusted Net Earnings per Diluted Share	$0.08	$0.04	100%	$0.22	$0.09	144%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.07 and $0.03 for the three months ended January 31, 2010 and 2009, respectively, and $0.17 and $0.07 for the nine months ended January 31, 2010 and 2009, respectively.

(2) - Tax affected using the effective tax rate for the three and nine month period ended January 31, 2010 and 2009.

(3) - Not tax affected due to no tax deduction recorded on these expenses nm- not meaningful

American Software Second Quarter of Fiscal 2010 Results

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	January 31,	April 30,
	2010	2009

Cash and Short-term Investments	$39,570	$54,000
Accounts Receivable:
Billed	11,508	10,234
Unbilled	3,106	2,995
Total Accounts Receivable,net	14,614	13,229
Prepaids & Other	2,745	2,886
Deferred Tax Asset	342	246
Current Assets	57,271	70,361

Investments - Non-current	14,185	17,094

PP&E, net	6,652	7,189
Capitalized Software, net	6,252	4,859
Goodwill	11,709	11,709
Other Intangibles, net	602	950
Deferred Income Tax Asset- long-term	-	-
Other Non-current Assets	118	157
Total Assets	$96,789	$112,319

Accounts Payable	$760	$822
Accrued Compensation and Related costs	2,628	2,374
Dividend Payable	2,281	2,277
Accrued Tender Offer Payable	-	-
Other Current Liabilities	3,355	3,355
Deferred income taxes	-	-
Deferred Revenues	13,869	16,101
Current Liabilities	22,893	24,929

Deferred Tax Liability - long term	1,163	1,163

American Software's Shareholders' Equity	72,733	79,839
Noncontrolling Interest in subsidiary	-	6,388
Total Shareholders' Equity	72,733	86,227

Total Liabilities & Shareholders' Equity	$96,789	$112,319